Exhibit 5.1


                                                     August 29, 2001

Janus Hotels and Resorts, Inc.
2300 Corporate Blvd. N.W.
Suite 232
Boca Raton, FL 33431

       Re:  Janus Hotels and Resorts, Inc. - Registration Statement on Form S-8
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Ladies and Gentlemen:

         We have acted as counsel to Janus Hotels and Resorts, Inc. (the "Company") in connection with Registration Statement on Form S-8 (the "Registration Statement"), to be filed by you with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to shares of the common stock, $0.01 par value per share (the "Common Stock") of the Company that may be issued by the Company under the 1996 Stock Option Plan (the "1996 Plan") and the Directors Stock Option Plan (the "Directors Plan").

                  Based upon our examination of such documents and proceedings as we have deemed necessary and pertinent, we are of the opinion that:

          1. The Company is a corporation organized and existing under the laws of the State of Delaware;

          2. Each of the 1996 Plan and the Directors' Plan has been duly authorized and approved by the Board of Directors and the stockholders of the Company;

          3. The shares of Common Stock reserved by the Board of Directors of the Company for issuance upon the exercise of stock options granted under the 1996 Plan and the Directors' Plan have been duly authorized;

          4. When the shares of Common Stock are issued upon the due exercise of stock options granted in accordance with the 1996 Plan and the Directors' Plan, such shares of Common Stock will be duly and validly issued and outstanding and will be fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                             Very truly yours,

                             /s/ Gibbons, Del Deo, Dolan, Griffinger & Vecchione GIBBONS, DEL DEO, DOLAN,
                             GRIFFINGER & VECCHIONE
                             A Professional Corporation